                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We hereby consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 4, 2000, except as to Notes 1, 8 and 10, for which the date is February 26, 2000, in the Registration Statement (Form S-1) and related Prospectus of Advanced
Medicine, Inc. for the registration of              shares of its common stock.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
March 17, 2000